OREGON STEEL MILLS, INC.

                                                                 EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-16739) of Oregon Steel Mills, Inc. of our report dated January 17, 1997 appearing on page 22 of the Annual Report to Stockholders on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 43 of this Form 10-K.



PRICE WATERHOUSE LLP
Portland, Oregon
March 18, 1997